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                                                                     EXHIBIT 3.1


                                 AMENDED AND RESTATED
                             CERTIFICATE OF INCORPORATION
                                          OF
                         ROLLER BEARING HOLDING COMPANY, INC.


         The undersigned, for the purpose of amending and restating the Certificate of Incorporation of Roller Bearing Holding Company, Inc., a Delaware corporation (the "CORPORATION"), does hereby certify that:

         1. The date of filing of the Corporation's original Certificate of Incorporation with the Secretary of State of the State of Delaware was March 23, 1992;

         2. The Amended and Restated Certificate of Incorporation has been duly adopted pursuant to Sections 228, 242 and 245 of the Delaware General Corporation Law;

         3. Written notice of the taking of action by written consent has been sent to all shareholders who did not consent to the adoption of this Amended and Restated Certificate of Incorporation; and

         4. The Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety as follows:

         FIRST:  Name.

         The name of the Corporation is:

              Roller Bearing Holding Company, Inc.

         SECOND:  Registered Office.

         The address of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, City of Wilmington, County of New Castle; and the name of its registered agent at that address is Corporation Service Company.

         THIRD:  Purposes.

         The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         FOURTH:  Authorized Capital Stock.

         A. AUTHORIZED CAPITAL STOCK. The total number of shares which the Corporation shall have authority to issue is two hundred thousand (200,000) shares, with each

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share having a par value of one cent ($0.01).  These shares shall be divided into two classes, consisting of: (i) one hundred thousand (100,000) shares of Class A Voting Common Stock (the "CLASS A COMMON STOCK"); and (ii) one hundred thousand (100,000) shares of Class B Supervoting Common Stock (the "CLASS B COMMON STOCK" and, together with the Class A Common Stock, the "COMMON STOCK").

         B. RIGHTS AND PRIVILEGES. Except as otherwise provided herein, all shares of Class A Common Stock and Class B Common Stock will be identical and will entitle the holder thereof to the same rights and privileges.

              (1)  VOTING RIGHTS.

                   (a) The holders of Class A Common Stock will be entitled to one vote per share on all matters to be voted on by the Corporation's stockholders.

                   (b)       Until one of the events described in subsections
(i) through (iv) below (each, a "VOTING EVENT") shall have occurred, the holders of Class B Common Stock will be entitled to ten votes per share on all matters to be voted upon by the Corporation's stockholders. Following the occurrence of a Voting Event, the holders of Class B Common Stock will be entitled to one vote per share on all matters to be voted on by the Corporation's stockholders.

                        (i) The Corporation (A) shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (B) shall have had any such petition or application filed or any such proceeding shall have been commenced, against it, in which an adjudication or appointment is made or order for relief is entered, or which petition, application or proceeding remains undismissed for a period of 60 days or more;

                        (ii)    (A) Michael J. Hartnett shall die or (B) ninety
(90) days shall have passed after there shall have occurred a Permanent Disability with respect to Michael J. Hartnett. For the purposes hereof, a "Permanent Disability" shall mean any physical or mental disability that permanently prevents Michael J. Hartnett from performing the essential functions, taken as a whole, of his position as Chief Executive Officer of the Corporation and/or of its wholly owned subsidiaries;

                        (iii) At such time that Michael J. Hartnett and his Permitted Transferees shall have the power to vote with respect to, or the power to dispose of, less than 50% of the shares of the Common Stock, on a fully diluted basis (i.e., assuming full exercise of all such holders' warrants, options and other rights to purchase shares of Common Stock), owned by Michael J. Hartnett on the date hereof (as adjusted to allow for subdivisions and combinations of Common Stock, stock dividends and other similar dilution events); and

                        (iv) the first underwritten public offering of equity securities of the Corporation pursuant to an effective registration statement under the Securities

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Act of 1933, as amended, for which the Corporation shall have received not less than $25 million in gross proceeds and following which there is a public market for the securities so offered.

         For the purposes of this subsection (iii), "Permitted Transferee" shall mean, with respect to any Person, (i) if such Person is an individual, (A) a member of the Immediate Family of such Person, or (B) a trust or other similar legal entity for the primary benefit of such Person and/or one or more members of his Immediate Family, or (C) a partnership, limited partnership, limited liability company, corporation or other entity in which such Person and members of his Immediate Family possess 100% of the outstanding voting securities, (ii) if such Person is a partnership or limited liability company, the general partners, limited partners or members thereof to whom Securities are Transferred on a pro rata basis in accordance with the terms of the underlying Partnership Agreement or Limited Liability Company Agreement and (iii) if such Person is a corporation, any wholly owned subsidiary or parent of such corporation that wholly owns such corporation. For purposes of this definition, "Immediate Family", with respect to any individual, shall mean his brothers, sisters, spouse, children (including adopted children), parents, parents-in-law, grandchildren, great grandchildren and other lineal descendants and spouses of any of the foregoing.

                   (c) Notwithstanding the foregoing, the affirmative vote of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock, each voting as a class, shall be required in respect of

                        (i) any modification of any kind or nature whatsoever to the bylaws of the Corporation or the Certificate of Incorporation of the Corporation if such modification would adversely affect the rights and entitlements of the holders of shares of such class as then set forth in such bylaws or Certificate of Incorporation, or

                        (ii) a merger or consolidation involving the Corporation, or a sale of all or substantially all of the assets of the Corporation and its subsidiaries, taken as a whole, in any such case if by reason thereof the holders of Common Stock, regardless of class (A) do not receive equivalent per share consideration (i.e. as among themselves), or (B) receive consideration other than cash and/or securities that are listed on the New York Stock Exchange, the American Stock Exchange or the NASDAQ National Market.

              (2) DIVIDENDS. When, as and if dividends are declared, whether payable in cash, property or securities of the Corporation, the holders of both Class A Common Stock and Class B Common Stock will be entitled to receive such dividends, ratably according to the number of shares of Common Stock held by them.

              (3) LIQUIDATION RIGHTS. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Class A Common Stock and Class B Common Stock shall be entitled to share, ratably according to the number of shares of Common Stock held by them, in the assets of the Corporation available for distribution to its stockholders.

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              (4)  CONVERSION OF CLASS B COMMON STOCK.

                   (a) At any time and from time to time, each record holder of Class B Common Stock will be entitled to convert any and all of the shares of such holder's Class B Common Stock into shares of Class A Common Stock on a one to one basis at such holder's election.

                   (b) At any time and from time to time that Michael J. Hartnett or any Permitted Transferee of Michael J. Hartnett shall transfer any shares of Class B Common Stock other than to a Permitted Transferee such shares of Class B Common Stock so transferred will automatically and without any further action be deemed to have been converted into shares of Class A Common Stock on a one-to-one basis. Upon any such transfer, such holder of shares of Class B Common Stock shall be obligated to effect the procedures described in paragraphs (c) through (f) below; provided, however, that such conversion shall be deemed to have occurred regardless of such holder's compliance therewith.

                   (c) Each conversion of shares of Class B Common Stock into shares of Class A Common Stock will be effected by the surrender of the certificate or certificates representing the shares to be converted at the principal office of the Corporation (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holder or holders of the Class B Common Stock) at any time during normal business hours, together with a written notice by the Holder of such Class B Common Stock stating that such holder desires to convert the shares, or a stated number of the shares, of Class B Common Stock represented by such certificate or certificates into Class A Common Stock. Such conversion will be deemed to have been effected as of the close of business on the date on which certificate or certificates have been surrendered and such notice has been received, and at such time the rights of the holder of the converted Class B Common Stock as such will cease and the person or persons in whose name or names the certificate or certificates for shares of Class A Common Stock are to be issued upon such conversion will be deemed to have become the holder or holders of record of the shares of Class A Common Stock represented thereby.

                   (d) Promptly after such surrender and the receipt of such written notice, the Corporation will issue and deliver in accordance with the surrendering holder's instructions (i) the certificate or certificates for the Class A Common Stock issuable upon such conversion and (ii) a certificate representing any Class B Common Stock which was represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which was not converted.

                   (e) The Corporation will at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock or its treasury shares, solely for the purpose of issue upon the conversion of the Class B Common Stock as provided in this Section (B)(4), such number of shares of Class A Common Stock as shall then be issuable upon the conversion of all then outstanding shares of Class B Common Stock.

                   (f) The issuance of certificates for Class A Common Stock upon the conversion of Class B Common Stock will be made without charge to the holders of such

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shares for any issuance tax in respect thereof or other cost incurred by the
Corporation in connection with such conversion and the related issuance of Class A Common Stock. The Corporation will not close its books against the transfer of Class B Common Stock or of Class A Common Stock issued or issuable upon the conversion of Class B Common Stock in any manner which would interfere with the timely conversion of Class B Common Stock.

              (5) PREEMPTIVE RIGHTS. No holder of shares of Common Stock shall be entitled to the preemptive right to subscribe to any or all additional issues of stock of the Corporation of any or all classes or series thereof, or to any securities of the Corporation convertible into, or exchangeable or exercisable for, such stock, except to the extent set forth in the Stockholders' Agreement, dated as of June 23, 1997, by and among the Corporation and certain of its stockholders, as the same may be amended from time to time.

              (6) BUSINESS COMBINATIONS WITH INTERESTED STOCKHOLDERS. The Corporation shall not be governed by the provisions of Section 203 of the Delaware General Corporation Law.

         FIFTH:  Amendment of Bylaws.

         In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind the bylaws of the Corporation, subject to the receipt of the requisite vote of the stockholders, if any, pursuant to Article Fourth above.

         SIXTH:  Election of Directors.

         Elections of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.

         SEVENTH:  Amendment of Certificate of Incorporation.

         Subject to the receipt of the requisite vote of the stockholders, if any, pursuant to Article Fourth above, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

         EIGHT:  Liability and Indemnification.

         A. The Corporation shall indemnify, in the manner and to the full extent permitted by law, any person (or the estate of any person) who was or is a party to, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, agent or fiduciary of another corporation,

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partnership, joint venture, trust or other enterprise.  The Corporation may, to the full extent permitted by law, purchase and maintain insurance on behalf of any such person against any liability which may be asserted against him. To the full extent permitted by law, the indemnification provided herein shall include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, and, in the manner provided by law, any such expenses shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the person seeking indemnification to pay such amounts if it is ultimately determined that he is not entitled to be indemnified. The indemnification provided herein shall not be deemed to limit the right of the Corporation to indemnify any other person for any such expenses to the full extent permitted by law, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from the Corporation may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

         B. A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law as the same exits or may hereafter be amended.

         C. Any repeal or modification of Section B of this Article EIGHTH shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.

         IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Certificate of incorporation on behalf of the Corporation and does hereby verify and affirm, under penalty of perjury, that this Amended and Restated Certificate of Incorporation is the act and deed of the Corporation and that the facts stated herein are true as of June 23, 1997.

                                  ROLLER BEARING HOLDING COMPANY, INC.


                                  By:  /s/ Michael J. Hartnett
                                     -------------------------
                                       Michael J. Hartnett
                                       President and CEO


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